Exhibit 10.4

SECURITY AGREEMENT

1.  SECURITY INTEREST

1.01   For value received, the undersigned METHES ENERGIES CANADA INC., a corporation incorporated under the laws of the Province of Ontario (the “Debtor”), hereby grants to 1730636 ONTARIO LIMITED (the “Creditor”), by way of mortgage, charge, assignment and transfer, a security interest (the “Security Interest”) in all of the Debtor’s present and after acquired personal property, save for that present and after acquired personal property of the Debtor described on Schedule "A" attached, but including, without limitation, Equipment, Tangibles and Securities now owned or hereafter owned or acquired by or on behalf of the Debtor or in which the Debtor has any right, title or interest whatsoever or wheresoever (including such as may be returned to or repossessed by the Debtor) and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor (the “Collateral”), and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of the Debtor:

(a)
all Equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind; and

(b)	all contractual rights and licenses and all goodwill, patents, trademarks, copyrights, and other intellectual property and industrial property and any rights of renewal or extension thereof.

1.02    The Security Interest granted hereby shall not extend or apply to and the Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term, including, without limitation, the Creditor.

1.03    The terms “Accessions”, “Account”, “Chattel Paper”, “Document of Title”, “Equipment”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Money”, “Personal Property”, “Proceeds” and “Security” whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of Ontario, as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the “P.P.S.A.”.  Provided always that the term “Goods” when used herein shall not include “Consumer Goods” of the Debtor as that term is defined in the P.P.S.A., and the term “Inventory” when used herein shall include livestock and the young thereof after conception, crops that become growing crops, fish after they are caught, minerals or hydrocarbons after they are extracted and timber after it is cut.  Any reference herein to the “Collateral” shall, unless the context otherwise requires, be deemed a reference to the “Collateral or any part thereof”.

2. INDEBTEDNESS SECURED

2.01    The Security Interest granted hereby secures payment and performance of any and all obligations, indebtedness and liability of the Debtor to the Creditor (including, without limitation, interest thereon) present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is at any time and from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety (hereinafter collectively called the “Indebtedness”).  If the Security Interest in the Collateral is not sufficient, in the event of default, to satisfy all Indebtedness of the Debtor, the Debtor acknowledges and agrees that the Debtor shall continue to be liable for any Indebtedness remaining outstanding and the Creditor shall be entitled to pursue full payment thereof.

3. REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

3.01    The Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)
the Collateral is genuine and owned by the Debtor free of all security interests, mortgages, liens, claims, charges or other encumbrances (hereinafter collectively called “Encumbrances”), save for the Security Interest and those Encumbrances hereafter approved in writing, prior to their creation or assumption, by the Creditor (hereinafter collectively called “Permitted Encumbrances”); provided, that nothing in the foregoing definition of “Permitted Encumbrances” or otherwise in this Agreement shall (i) be construed as evidencing an intention or agreement on the part of the Creditor that the Security Interest or the Indebtedness be or have been subordinated to any such Permitted Encumbrances or (ii) cause any such subordination to occur.

(b)
the locations specified in Schedule “B” hereto as to the location of the business operations and records of the Debtor are accurate and complete and, with respect to the Collateral, the locations specified in Schedule “B” hereto are accurate and complete, save for Goods in transit to such locations; and all fixtures or Goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations.

4. COVENANTS OF THE DEBTOR

4.01    So long as this Security Agreement remains in effect the Debtor covenants and agrees:

(a)
to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to keep the Collateral free from all Encumbrances, except for the Security Interest and the Permitted Encumbrances; and not to sell, exchange, transfer, assign, lease, or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Creditor; provided always, that, until default, the Debtor may, sell or otherwise dispose of equipment which has become worn out or damaged or otherwise unsuitable for its purpose on condition that the Debtor shall substitute therefor, subject to the Security Interest, property of equal or greater value so that the Collateral shall not thereby be in any way reduced or impaired;

(b)	to notify the Creditor in writing promptly of:

(i)	any change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor's business or the Collateral;

(ii)	the details of any significant acquisition of Collateral;

(iii)	the details of any claims or litigation affecting the Debtor or the Collateral;

(iv)	any significant loss of or damage to the Collateral; and

(v)	the return to or repossession by the Debtor of the Collateral;

(c)
to keep the Collateral in good order, condition and repair and not to use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

(d)
to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters, information and things (including, without limitation, further schedules hereto) as may be reasonably requested by the Creditor of or with respect to the Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

(e)
to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of the Debtor or the Collateral as and when the same become due and payable;

(f)
to insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Creditor shall reasonably direct with loss payable to the Creditor and the Debtor, as insureds, as their respective interests may appear, and to pay all premiums therefor;

(g)	to prevent the Collateral from being or becoming an accession to other property not charged by this Security Agreement;

(h)
to carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning the Collateral, and mark in the manner specified by the Creditor from time to time any and all such records and the Collateral at the Creditor's request so as to indicate the Security Interest; and

(i)	to deliver to the Creditor from time to time promptly upon request:

(i)	any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to the Collateral;

(ii)
all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(iii)	all financial statements prepared by or for the Debtor regarding the Debtor's business;

(iv)	all policies and certificates of insurance relating to the Collateral; and

(v)	such information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Creditor may reasonably request.

5. USE AND VERIFICATION OF THE COLLATERAL

5.01    Subject to compliance with the Debtor’s covenants contained herein, the Debtor may, until default, possess, operate, collect, use and enjoy and deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof; provided always that the Creditor shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Creditor may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Creditor may reasonably request in connection therewith and for such purpose to grant to the Creditor or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

6. SECURITIES

6.01    If the Collateral at any time includes shares in any affiliates of the Debtor, the Debtor authorizes the Creditor, upon the expiry of 180 days from the date of this Security Agreement without the Indebtedness having been repaid in full, to transfer the same or any part thereof into its own name or that of its nominee(s).  If the Collateral at any time includes other Securities (other than shares in any affiliates of the Debtor), the Debtor authorizes the Creditor, upon default, to transfer the same or any part thereof into its own name or that of its nominee(s) so that the Creditor or its nominee(s) may appear of record as the sole owner thereof.  After any transfer as aforesaid, the Debtor waives all right to receive any notices or communications received by the Creditor or its nominee(s) as such registered owner.  Subject to the foregoing, upon the request of the Creditor, the Debtor will instruct the issuer, clearing agency, custodian or nominee to make an entry in its records of the Creditor's security interest in the Securities so as to effect delivery to and possession by the Creditor of those securities.

7. INCOME FROM AND INTEREST ON THE COLLATERAL

7.01    Until default, the Debtor reserves the right to receive any monies constituting income from or interest on the Collateral and if the Creditor receives any such monies prior to default, the Creditor shall either credit same against the Indebtedness or pay the same promptly to the Debtor.

7.02    After default, the Debtor will not request or receive any monies constituting income from or interest on the Collateral and if the Debtor receives any such monies without any request by it, the Debtor will pay the same promptly to the Creditor.

8. INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS

8.01    Whether or not default has occurred, the Debtor authorizes the Creditor:

(a)
to receive any increase in or profits on the Collateral (other than money) and to hold the same as part of the Collateral.  Money so received shall be treated as income for the purposes of sections 7.01 and 7.02 hereof and dealt with accordingly; and

(b)
to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of the Collateral; to surrender such Collateral in exchange therefor; and to hold any such payment or distribution as part of the Collateral.

8.02    If the Debtor receives any such increase or profits (other than money) or payments or distributions, the Debtor will deliver the same promptly to the Creditor to be held by the Creditor as herein provided.

9. DISPOSITION OF MONIES

9.01    Subject to any applicable mandatory requirements of the P.P.S.A., all monies collected or received by the Creditor pursuant to or in exercise of any right it possesses with respect to the Collateral shall be applied or reapplied on account of the Indebtedness in such manner as the Creditor deems best in its sole discretion or, at the opinion of the Creditor, may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Creditor hereunder, and any surplus shall be accounted for as required by law.

10. EVENTS OF DEFAULT

10.01    The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as “default”:

(a)
the non-payment when due, whether by acceleration or otherwise, of any principal or interest forming part of the Indebtedness or the failure of the Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or any other agreement between the Debtor and the Creditor;

(b)
the bankruptcy or insolvency of the Debtor; the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment or proposal for the benefit of creditors by the Debtor; the appointment of a receiver or trustee for the Debtor or for any assets of the Debtor; or the institution by or against the Debtor of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act or otherwise;

(c)	the institution by or against the Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Debtor;

(d)	if any Encumbrance affecting the Collateral becomes enforceable against the Collateral;

(e)
if the Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

(f)
if any execution, sequestration, extent or other process of any court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the assets of the Debtor or any part thereof; or

(g)
if any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of the Debtor pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to the Creditor to extend any credit to or to enter into this or any other agreement with the Debtor, proves to have been false or inaccurate in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Debtor; or if upon the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to the Creditor at or prior to the time of such execution.

11. ACCELERATION

11.01    The Creditor, in its sole discretion, may declare all or any part of the Indebtedness which is not by its terms payable on demand to be immediately due and payable, without demand or notice of any kind, in the event of default, or, if the Creditor in good faith believes and has commercially reasonable grounds to believe that a material adverse change has occurred in the financial and business position of the Debtor.  The provisions of this section 11.01 are not intended in any way to affect any right of the Creditor with respect to Indebtedness which may now or hereafter be payable on demand.

12. REMEDIES

12.01    Upon default, the Creditor may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Creditor or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead.  Any such Receiver shall, so far as concerns responsibility for his acts, be deemed the agent of the Debtor and not the Creditor, and the Creditor shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral.  To facilitate the foregoing powers, any such Receiver may enter upon by peaceable or forcible means at any time of the day or night, use and occupy all premises owned or occupied by the Debtor wherein the Collateral may be situate and maintain the Collateral upon such premises.  Except as may be otherwise directed by the Creditor, all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Creditor.  Every such Receiver may, in the discretion of the Creditor, be vested with all or any of the rights and powers of the Creditor.

12.02     Upon default, the Creditor may, either directly or through its agents or nominees, exercise all the powers and rights given to a Receiver by virtue of section 12.01 hereof.

12.03    The Creditor may take possession of, collect, demand, sue on, enforce, recover and receive the Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, the Creditor may sell, lease or otherwise dispose of the Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Creditor may seem reasonable.

12.04    In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Creditor and in addition to any other rights the Creditor may have at law or in equity, the Creditor shall have, both before and after default, all rights and remedies of a secured party under the P.P.S.A.  Provided always, that the Creditor shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of the Collateral or to institute any proceedings for such purposes.  Furthermore, the Creditor shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper, whether Collateral or Proceeds and whether or not in the Creditor's possession, and shall not be liable or accountable for failure to do so.

12.05    The Debtor acknowledges that the Creditor or any Receiver appointed by it may take possession of the Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Creditor or any such Receiver to assemble and deliver possession of the Collateral at such place or places as directed.

12.06    In the event of default, the Debtor agrees to pay all costs, charges and expenses reasonably incurred by the Creditor or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs, other legal expenses and Receiver remuneration) enforcing this Security Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for dispositions and disposing of the Collateral and all such costs, charges and expenses shall be a first charge on the proceeds of realization, collection or disposition of the Collateral and shall be secured hereby.

12.07    Unless the Collateral in question is perishable, the Creditor believes on reasonable grounds that the Collateral in question will decline speedily in value, the Collateral in question is of the type customarily sold on a recognized market, the cost and storage of the Collateral is disproportionately large relative to its value or a court of competent jurisdiction orders otherwise, the Creditor will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of the Collateral is to be made, as may be required by the P.P.S.A.

13. MISCELLANEOUS

13.01    The Debtor hereby authorizes the Creditor to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted Encumbrances affecting the Collateral or identifying the locations at which the Debtor's business is carried on and the Collateral and records relating thereto are situate) as the Creditor may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve the Collateral and to realize upon the Security Interest and the Debtor hereby irrevocably constitutes and appoints any officer or director from time to time of the Creditor the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

13.02    Without limiting any other right of the Creditor, whenever Indebtedness is immediately due and payable or the Creditor has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), the Creditor may, in its sole discretion, set off against such Indebtedness any and all monies then owed to the Debtor by the Creditor in any capacity, whether or not due, and the Creditor shall be deemed to have exercised such right of setoff immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Creditor's records subsequent thereto.

13.03    Upon the Debtor's failure to perform any of its duties hereunder, the Creditor may, but shall not be obligated to, perform any or all of such duties, and the Debtor shall pay to the Creditor, forthwith upon written demand therefor, an amount equal to the expense incurred by the Creditor in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of 12% per annum.

13.04    The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral without prejudice to the liability of the Debtor or the Creditor's right to hold and realize the Security Interest.  Furthermore, after default, the Creditor may demand, collect and sue on the Collateral in either the Debtor's or the Creditor's name, at the Creditor's option, and may endorse the Debtor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting the Collateral.

13.05    No delay or omission by the Creditor in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  Furthermore, the Creditor may remedy any default by the Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor.  All rights and remedies of the Creditor granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

13.06    The Debtor waives protest, notice of protest, notice of presentment and notice of dishonour of any Instrument constituting the Collateral at any time held by the Creditor on which the Debtor is in any way liable and subject to section 12.07 hereof, notice of any other action taken by the Creditor.

13.07    This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal legal representatives, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Creditor.

13.08    Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

13.09    Subject to the requirements of section 12.07 hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given if delivered by mail to the party for whom it is intended at the following addresses:

In the case of the Creditor:

54117 Best Line
Aylmer, Ontario
N5H 2R3

Attention: Donald Hedges

In the case of the Debtor:

4170 Sladeview Crescent
Unit 3 & 5
Mississauga, Ontario
L5L 0A1

Attention:  Han Swong Ng, President

Either party may notify the other pursuant hereto of any change in such party's address to be used for the purposes hereof.

13.10    This Security Agreement and the security created hereby is in addition to and not in substitution for any other security now or hereafter held by the Creditor and is, and is intended to be, a continuing Security Agreement and shall remain in full force and effect until all Indebtedness contracted for or created, and any extensions or renewals thereof, together with interest accruing thereon shall be paid in full and this Security Agreement is discharged.  If all of the Indebtedness has been paid and satisfied and the Debtor has otherwise observed and performed all of its obligations under this Security Agreement and is not then in default hereunder, then the Creditor shall at the request and expense of the Debtor release and discharge the Security Interest and execute and deliver such deeds and other instruments as shall be requisite therefor.

13.11    The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

13.12    When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependant upon the person referred to being a male, female, firm or corporation.

13.13    In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

13.14    Nothing herein contained shall in any way obligate the Creditor to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

13.15    The Security Interest created hereby shall attach when this Security Agreement is signed by the Debtor and delivered to the Creditor.  The Debtor and the Creditor acknowledge that value has been given and the Debtor has rights in the Collateral.

13.16    The Debtor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term “Debtor” when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

(a)
shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated company; and

(b)
shall secure the “Indebtedness” (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Creditor at the time of amalgamation and any “Indebtedness” of the amalgamated company to the Creditor thereafter arising.  The Security Interest shall attach to “Collateral” owned by each company amalgamating with the Debtor, and by the amalgamated company, at the time of amalgamation, and shall attach to any “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

13.17    This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of Ontario as the same may from time to time be in effect, including, where applicable, the P.P.S.A.

14. COPY OF AGREEMENT

14.01    The Debtor hereby acknowledges receipt of a copy of this Security Agreement and all financing statements in respect hereof.  In the event that the Creditor pays to the Debtor any penalties pursuant to subsection 46(7) of the P.P.S.A. then the Debtor shall indemnify and hold harmless the Creditor from all costs, expenses, penalties or charges arising in connection with any action by or on behalf of the Debtor pursuant to subsection 46(7) of the P.P.S.A.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement this 11th day of July, 2013.

METHES ENERGIES CANADA INC.

By:	/s/ Han Swoong Ng
Han Swoong Ng – President

I have the authority to bind the Corporation.

SCHEDULE "A"

to the foregoing Security Agreement

Personal Property of the Debtor Excluded from the Security Interest Granted pursuant to the foregoing Security Agreement

1.	The Debtor’s Inventory and Accounts and their Proceeds.

2.
All of the Debtor’s right, title and interest in and to various master leases and master service contracts entered into from time to time between the Debtor, as lessee, and American Railcar Leasing LLC, Longtrain Leasing I, LLC and ARL First LLC, as lessors, as the same may be amended, changed, assigned, modified and supplemented from time to time, and all railcars and related equipment as described therein (the “ARL Collateral”) and their Proceeds.

3.
All records, logs, maintenance records, manuals, technical data, training aids, computer software and other materials relating to the ARL Collateral, and all attachments, appurtenances, additions, accessories, appliances, replacement parts, substitutions and repairs attached to the ARL Collateral, incorporated therein or placed or placeable thereon and their Proceeds.

SCHEDULE "B"

to the foregoing Security Agreement

4.	Business Locations

4170 Sladeview Crescent, Unit 3 & 5, Mississauga, Ontario L5L 0A1

5.	Location of Records relating to Collateral

4170 Sladeview Crescent, Unit 3 & 5, Mississauga, Ontario L5L 0A1

6.	Locations of Collateral

4170 Sladeview Crescent, Unit 3 & 5, Mississauga, Ontario L5L 0A1

224 Holt Line West, Sombra, Ontario